EXHIBIT 10.29

HANLINK PLATFORM LICENSE AND CHANNEL COMMERCIALIZATION AGREEMENT

This **HanLink Platform License and Channel Commercialization Agreement** this "**Agreement**" is entered into as of **[1 April] 2026** the "**Effective Date**" by and between:

(1) Jiangxi Ruanyun Technology Co., Ltd. 江西软云科技股份有限公司 , a company organized and existing under the laws of the People's Republic of China "**PRC**" with unified social credit code **[91360106591844810W]** and registered address at **[3rd Floor, Zone C, Zhejiang University Science and Technology Park, No. 698 Jingdong Avenue, High-tech Zone, Nanchang, Jiangxi Province]** "**Licensor**"; and

(2) Link Door Smart Company, a company organized and existing under the laws of the Kingdom of Saudi Arabia with commercial registration number **[7050200737]** and registered address at **[RHOA8000]**, Kingdom of Saudi Arabia "**Link Door**" or "**Licensee**".

Licensor and Licensee are referred to individually as a "**Party**" and collectively as the "**Parties**".

1. Background

1.1 Licensor owns, controls, operates, or is duly authorized to license certain rights in and to the **HanLink Chinese Learning Platform**, including related software, learning tools, student and teacher portals, administrative dashboards, online classroom functions, AI-assisted learning functions, learning analytics, learning content, documentation, technology, trademarks, trade secrets, software copyrights, and other intellectual property.

1.2 Licensee is a Saudi-based technology services company engaged in local customer engagement, technology commercialization, implementation support, and market development in the Kingdom of Saudi Arabia.

1.3 Licensee desires to obtain limited rights to promote, market, supply, commercialize, deploy, and support HanLink for customers in the Territory, and Licensor desires to grant such rights, subject to this Agreement and Applicable Law.

1.4 The Parties acknowledge that Ruanyun Edai Technology Inc. "**Ruanyun**" is a Nasdaq-listed company and that HanLink-related activities may be relevant to

Ruanyun's broader international education technology and institutional support services strategy.

1.5 Licensee may receive regional implementation, technical coordination, project management, market-development, and related services from **Soft Cloud Smart Technology Company**, Ruanyun's Saudi Regional Headquarters entity, pursuant to a separate services agreement.

2. Definitions

"Applicable Law" means all applicable laws, regulations, judicial interpretations, administrative rules, regulatory guidance, governmental approvals, filing requirements, and mandatory legal requirements applicable to a Party, the Platform, the license, the Services, Customer Agreements, data, intellectual property, cybersecurity, import/export, tax, foreign exchange, and commercial activities, including PRC law and Saudi law where applicable.

"Authorized Customer" means a school, university, education institution, training center, commercial organization, government-related entity, private customer, or other customer in the Territory that enters into a Customer Agreement with Licensee.

"Customer Agreement" means any agreement, procurement contract, service agreement, order form, pilot agreement, statement of work, or other written arrangement between Licensee and an Authorized Customer for access to, use of, deployment of, or support for HanLink.

"HanLink" or the "**Platform**" means the HanLink Chinese Learning Platform and related software, modules, applications, portals, dashboards, AI-assisted learning tools, learning analytics, online classroom functions, content, databases, documentation, updates, improvements, and related technology made available by Licensor.

"Intellectual Property Rights" means all copyrights, software copyrights, patents, utility models, designs, trademarks, service marks, trade names, domain names, trade secrets, know-how, databases, algorithms, AI models, training methods, platform architecture, content rights, and other intellectual property and proprietary rights, whether registered or unregistered.

"PRC" means the People's Republic of China, excluding, solely for purposes of this Agreement, Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan.

"Territory" means the Kingdom of Saudi Arabia, unless expanded by written agreement.

"Users" means students, teachers, administrators, institutional staff, and other persons authorized by an Authorized Customer to access HanLink.

3. Nature of Agreement and PRC Legal Compliance

3.1 This Agreement is a technology/software platform license and channel commercialization agreement.

3.2 The Parties intend that this Agreement comply with the PRC Civil Code, PRC intellectual property laws, PRC technology import/export rules, PRC software copyright and trade secret protection rules, PRC data protection and cybersecurity laws, and other Applicable Law.

3.3 If this Agreement, the licensing of HanLink, or the export, cross-border provision, disclosure, or overseas commercialization of any Platform technology requires governmental filing, registration, approval, export control review, technology export contract registration, software copyright documentation, foreign exchange procedure, tax filing, or other regulatory procedure under PRC law, the Parties shall reasonably cooperate to complete such procedure.

3.4 Licensor shall be responsible for PRC-side regulatory filings or procedures that are legally required to be completed by Licensor, and Licensee shall provide reasonable cooperation and required information.

3.5 Licensee shall be responsible for Saudi-side regulatory filings, customer approvals, education-sector permissions, data consents, tax compliance, and local commercial requirements applicable to Licensee or Customer Agreements.

4. Grant of License and Appointment

4.1 Subject to this Agreement and Applicable Law, Licensor grants Licensee a limited, non-exclusive, non-transferable, non-sublicensable except as expressly permitted, revocable license during the Term to:

(a) promote and market HanLink in the Territory;

(b) enter into Customer Agreements with Authorized Customers in the Territory;

(c) provide Authorized Customers and Users with limited access to HanLink in accordance with this Agreement and applicable Customer Agreements;

(d) provide first-line customer support, onboarding, implementation coordination, and local customer relationship management;

(e) use Licensor-approved HanLink product descriptions, screenshots, demonstrations, documentation, and marketing materials solely for approved HanLink commercialization in the Territory.

4.2 Licensee may grant Authorized Customers and Users a limited right to access and use HanLink solely for internal educational, instructional, training, administrative, or related institutional purposes during the relevant Customer Agreement term.

4.3 Licensee shall not appoint sub-distributors, agents, resellers, dealers, or other channel partners without Licensor's prior written consent.

4.4 Licensee shall not sublicense, assign, transfer, lease, sell, copy, modify, host, white-label, rebrand, localize, translate, reverse engineer, decompile, disassemble, extract data from, scrape, benchmark, or create derivative works of HanLink except as expressly permitted in writing by Licensor.

4.5 Licensor reserves all rights not expressly granted.

5. Technology Import/Export, Export Controls and Restricted Technology

5.1 The Parties shall comply with applicable PRC technology import and export laws, export control laws, encryption-related rules, cybersecurity rules, data export rules, foreign trade rules, and other regulatory requirements.

5.2 Licensor represents that, to its knowledge after reasonable internal review, the licensing of HanLink to Licensee under this Agreement does not involve PRC technology that is prohibited from export. If any HanLink technology, algorithm, source code, AI model, encryption function, dataset, or technical material is classified as restricted technology, controlled technology, encryption product, controlled item, or otherwise subject to governmental approval, filing, license, or review, Licensor may suspend the relevant transfer or access until the required procedure is completed.

5.3 No source code, core algorithm, model weights, training dataset, architecture documentation, security credential, encryption key, or non-public technical material shall be transferred to Licensee unless separately approved in writing by Licensor and permitted under Applicable Law.

5.4 Licensee shall not export, re-export, transfer, disclose, or provide access to HanLink or related technology outside the Territory or to any sanctioned, restricted,

or prohibited party without Licensor's prior written consent and completion of any required legal procedures.

5.5 Licensee shall not use HanLink for military, intelligence, surveillance, censorship, unlawful monitoring, weapons, dual-use, sanctions-prohibited, or national-security-sensitive purposes.

6. Customer Agreements

6.1 Licensee may enter into Customer Agreements in its own name as the local customer-facing supplier, subject to this Agreement.

6.2 Each Customer Agreement shall include provisions addressing:

(a) limited right of access and use;

(b) ownership of HanLink Intellectual Property Rights;

(c) prohibition on copying, modification, reverse engineering, sublicensing, unauthorized hosting, or unauthorized distribution;

(d) customer and user responsibilities;

(e) data protection, privacy, cybersecurity, and student-data obligations;

(f) payment obligations;

(g) suspension and termination rights;

(h) confidentiality;

(i) service limitations;

(j) warranty limitations and disclaimers to the extent permitted by law;

(k) limitation of liability to the extent permitted by law;

(l) compliance with Applicable Law.

6.3 Each Customer Agreement shall include substantially the following language:

"The supplier is authorized to provide access to and support for the HanLink Chinese Learning Platform pursuant to license or authorization arrangements with the relevant HanLink platform owner, rights holder, or authorized licensor within the Ruanyun Edai Technology Inc. group or its licensors. Nothing in this agreement transfers ownership of HanLink, the software, source code, algorithms, AI models, databases, learning content, trademarks, documentation, platform architecture, trade secrets, or other related intellectual property to the customer."

8.4 Licensee shall not deduct expenses, commissions, taxes, support costs, marketing costs, RHQ service fees, bank fees, or other amounts from amounts due to Licensor unless expressly permitted in Schedule 1.

8.5 Licensee shall provide monthly reports covering Customer Agreements signed, contract values, invoices issued, amounts received, user counts, deployment status, and amounts payable to Licensor.

8.6 Fees are exclusive of VAT, withholding tax, bank charges, governmental fees, and other taxes unless expressly stated.

8.7 Each Party shall comply with applicable tax and foreign exchange laws. Licensor shall be responsible for PRC-side tax and foreign exchange procedures applicable to receipt of license fees, and Licensee shall be responsible for Saudi-side taxes, VAT, withholding procedures, and payment remittance compliance.

8.8 If withholding tax applies, Licensee shall withhold only as legally required, remit it to the relevant authority, provide official evidence to Licensor, and cooperate in obtaining treaty relief, exemption, reduction, credit, or refund.

9. Records and Audit

9.1 Licensee shall maintain complete and accurate records relating to Customer Agreements, customer invoices, collections, user counts, fee calculations, and payments due to Licensor.

9.2 Licensor may audit relevant records on reasonable notice, no more than once per calendar year unless there is reasonable suspicion of underpayment, fraud, or material breach.

9.3 If an audit reveals an underpayment of more than **5%**, Licensee shall pay the shortfall and Licensor's reasonable audit costs.

10. Intellectual Property Ownership

10.1 Licensor, Ruanyun group entities, or their licensors retain all right, title, and interest in and to HanLink and all related Intellectual Property Rights.

10.2 No ownership rights are transferred to Licensee, Customers, or Users.

10.3 Licensee shall not register, attempt to register, challenge, misuse, copy, modify, reverse engineer, decompile, disassemble, remove notices from, or create competing products using HanLink or its underlying technology.

10.4 Any feedback, suggestions, enhancement requests, or recommendations may be used by Licensor without restriction, provided Licensor does not disclose Licensee's Confidential Information or Customer personal data except as permitted.

10.5 Any localized materials, translations, derivative materials, training materials, or customer-facing materials based on HanLink or Licensor materials shall be owned by Licensor unless otherwise agreed. Licensee shall execute documents required to confirm such ownership.

11. Trademark and Brand Use

11.1 Subject to Licensor's prior approval and brand guidelines, Licensee may use the HanLink name, logo, product descriptions, and approved materials solely to promote, market, deploy, and support HanLink in the Territory.

11.2 Licensee shall not use the names, marks, logos, or branding of Licensor, Ruanyun, HanLink, Formind Group, Soft Cloud Smart Technology Company, or any Affiliate except as approved in writing.

11.3 Licensee shall not describe itself as a subsidiary, branch, agent, representative office, legal representative, consolidated entity, accounting affiliate, or equity affiliate of Licensor or Ruanyun unless expressly approved.

11.4 Licensee may describe itself as a "strategic associate" or "authorized Saudi channel partner" only if such wording has been approved in writing by Licensor or Ruanyun.

12. Data Protection, Privacy, Cybersecurity and Data Export

12.1 Each Party shall comply with applicable PRC and Saudi laws relating to data protection, privacy, cybersecurity, education data, children's data, electronic communications, cloud hosting, data localization, cross-border data transfers, and information security.

12.2 Licensee shall be responsible for ensuring that each Customer Agreement contains adequate data protection and cybersecurity provisions, including consents, user notices, institutional permissions, and lawful bases required for HanLink use in Saudi Arabia.

12.3 Licensee shall obtain all consents, permissions, and approvals required from Customers, Users, parents, guardians, teachers, administrators, institutions, and other relevant persons.

12.4 Licensee shall not upload, process, transmit, or permit upload of personal data, student data, teacher data, institutional data, or other protected data to HanLink unless required legal bases, consents, and Customer authorizations are in place.

12.5 If any personal information, important data, operational data, student data, learning data, user data, or other regulated data is transferred from the PRC to outside the PRC, or accessed from outside the PRC, the Parties shall comply with applicable PRC data export requirements, which may include security assessment, standard contract filing, certification, separate consent, personal information protection impact assessment, data minimization, and other required measures.

12.6 Unless expressly agreed in writing and permitted by Applicable Law, Licensee shall not require Licensor to transfer PRC-origin personal information, important data, source datasets, model training data, or regulated data outside the PRC.

12.7 Licensor shall use commercially reasonable technical and organizational measures designed to protect personal data processed through HanLink.

12.8 Unless expressly agreed in writing, Licensor shall not use Customer personal data or User personal data for unrelated advertising, sale to third parties, or unrelated AI model training.

12.9 The Parties shall promptly notify each other upon becoming aware of any actual or suspected unauthorized access, disclosure, loss, misuse, or compromise of personal data, important data, cybersecurity information, or Confidential Information relating to HanLink.

12.10 If required by Applicable Law or a Customer, the Parties shall enter into a separate data processing agreement, PRC standard contract, data protection addendum, or cybersecurity addendum.

13. Compliance

13.1 Each Party shall comply with Applicable Law.

13.2 Licensee shall be responsible for local compliance relating to customer contracting, procurement, education-sector requirements, data protection, cybersecurity, local marketing, anti-bribery, tax, invoicing, sanctions, import/export, and consumer protection.

13.3 Each Party shall comply with applicable anti-bribery, anti-corruption, anti-money laundering, sanctions, export control, tax, and foreign exchange laws.

13.4 Licensee shall not offer, promise, authorize, give, request, accept, or receive any improper payment, gift, commission, rebate, or advantage.

13.5 Licensor may suspend Licensee's rights or access if Licensor reasonably believes that Licensee, a Customer, or User has violated Applicable Law, this Agreement, a Customer Agreement, or HanLink terms of use.

14. Publicity and Public-Company Disclosure

14.1 Licensee shall not issue any public statement referencing Licensor, Ruanyun, HanLink, Formind Group, Soft Cloud Smart Technology Company, the Saudi RHQ, Nasdaq, this Agreement, Customer Agreements, revenue, financial impact, or strategic associate status without Licensor's prior written approval.

14.2 The Parties acknowledge that Ruanyun may be subject to securities law, stock exchange, audit, internal control, and disclosure obligations. Nothing restricts Licensor, Ruanyun, or any Affiliate from making disclosures required by Applicable Law, securities law, stock exchange rule, auditor request, governmental authority, court order, or legal process.

14.3 Licensee shall cooperate with reasonable requests relating to accounting, revenue recognition, disclosure, audit, internal control, compliance, and regulatory review.

14.4 Licensee's status as a strategic associate, channel partner, commercial partner, reseller, licensee, or similar relationship does not imply that Licensee is a subsidiary of Ruanyun, is consolidated with Ruanyun, or that all Licensee revenue is revenue of Ruanyun.

15. Confidentiality

15.1 Each Party shall protect the other Party's confidential information, including business plans, pricing, customer information, technical information, platform information, financial information, product roadmaps, trade secrets, and non-public commercial information.

15.2 The receiving Party shall use Confidential Information only for this Agreement, protect it with reasonable care, and disclose it only to persons who need to know and are subject to confidentiality obligations or legal duties.

15.3 Confidential Information does not include information publicly available without breach, already lawfully known, lawfully received from a third party, or independently developed.

15.4 A Party may disclose Confidential Information if required by Applicable Law, securities law, stock exchange rule, court order, regulator, governmental authority, auditor, professional adviser, or legal process.

15.5 Confidentiality obligations survive for **five years**, and trade secrets remain protected for so long as they remain trade secrets under Applicable Law.

16. Representations, Warranties and Disclaimers

16.1 Each Party represents that it is duly organized, has authority to enter into this Agreement, and its performance will not knowingly violate Applicable Law.

16.2 Licensor represents that, to its knowledge after reasonable internal review, it owns or is authorized to license the rights granted under this Agreement.

16.3 Licensor does not represent that HanLink will satisfy all local Saudi education, procurement, accreditation, cybersecurity, or institutional requirements unless expressly agreed in writing.

16.4 Except as expressly stated, and to the maximum extent permitted by Applicable Law, HanLink is provided on an "as is" and "as available" basis. Licensor disclaims implied warranties including merchantability, fitness for a particular purpose, uninterrupted operation, error-free operation, educational outcomes, learning results, customer adoption, revenue generation, institutional approval, regulatory approval, or market success.

16.5 Nothing in this Agreement excludes warranties, liabilities, or obligations that cannot be excluded under mandatory PRC law or other Applicable Law.

17. Indemnities

17.1 Licensee shall indemnify Licensor, Ruanyun, Affiliates, directors, officers, employees, contractors, licensors, and representatives against claims and losses arising from:

(a) Licensee's breach of this Agreement;

(b) Customer Agreements;

(c) unauthorized representations or commitments;

(d) breach of Applicable Law;

(e) failure to obtain required consents, approvals, or legal bases;

(f) Customer or User claims arising from Licensee's acts or omissions;

(g) misuse of HanLink by Licensee, Customers, or Users;

(h) unauthorized modification, distribution, or use of HanLink;

(i) gross negligence, wilful misconduct, fraud, bribery, corruption, or sanctions violation.

17.2 Licensor shall indemnify Licensee from third-party claims alleging that HanLink, as provided by Licensor and used in accordance with this Agreement, infringes third-party intellectual property rights, except where the claim arises from unauthorized use, modification, combination, Customer/User data, Licensee materials, failure to use updates, or use after notice to stop.

17.3 If HanLink becomes subject to an infringement claim, Licensor may procure continued use, modify, replace, suspend, or terminate affected access and refund prepaid unused license fees actually received by Licensor for the affected period.

18. Limitation of Liability

18.1 Subject to Clause 18.3, each Party's total aggregate liability shall not exceed the total fees paid or payable by Licensee to Licensor during the **12 months** preceding the event giving rise to liability.

18.2 Subject to Clause 18.3, neither Party shall be liable for indirect, incidental, special, consequential, exemplary, punitive, or loss-of-profit damages, including loss of revenue, anticipated savings, goodwill, business opportunity, data, reputation, or cost of substitute services.

18.3 Nothing limits or excludes liability for fraud, wilful misconduct, gross negligence, death or personal injury caused by negligence, breach of confidentiality, misuse or infringement of Intellectual Property Rights, unauthorized use or distribution of HanLink, unpaid fees, anti-bribery/sanctions/export control violations, or liability that cannot be limited under Applicable Law.

19. Term and Termination

19.1 This Agreement commences on the Effective Date and continues for one year unless terminated earlier.

19.2 This Agreement automatically renews for successive one-year terms unless either Party gives at least **60 days'** written notice of non-renewal.

19.3 Either Party may terminate for convenience on **90 days'** written notice.

19.4 Licensor may terminate immediately if Licensee materially breaches and fails to cure within **30 days**, fails to pay undisputed amounts and fails to cure within **15 days**, infringes HanLink IP, makes unauthorized public statements, breaches material compliance obligations, becomes insolvent, loses required approvals, or engages in conduct that may damage Licensor, Ruanyun, HanLink, or public-company disclosure position.

19.5 Licensor may suspend Licensee's license, access, marketing rights, customer onboarding rights, or support obligations if continued performance may violate Applicable Law or expose Licensor or Ruanyun to material risk.

20. Effect of Termination

20.1 Upon termination or expiry:

(a) all rights granted to Licensee cease;

(b) Licensee shall stop marketing, selling, licensing, or representing authority to supply HanLink;

(c) Licensee shall stop using Licensor marks and materials;

(d) Licensee shall return or destroy Confidential Information upon request;

(e) Licensee shall pay all amounts due;

(f) Licensee shall cooperate in transition of affected Customers.

20.2 Existing Customer Agreements may continue until the end of their then-current term only if approved by Licensor and if Licensee is not in material breach, continues paying Licensor, and continuation does not violate Applicable Law.

21. Force Majeure

Neither Party shall be liable for delay or failure caused by events beyond reasonable control, including acts of God, fire, flood, epidemic, war, terrorism, civil unrest, labor dispute, governmental action, regulatory restriction, internet failure, power outage, cyberattack, sanctions, supply chain disruption, hosting disruption, or third-party platform failure.

22. Relationship of the Parties

The Parties are independent contractors. Nothing creates partnership, joint venture, employment, agency, franchise, fiduciary, branch, subsidiary, representative office, or

legal representative relationship. Licensee shall not bind Licensor, Ruanyun, or any Affiliate unless expressly authorized in writing.

23. Governing Law and Dispute Resolution

23.1 This Agreement shall be governed by the laws of the People's Republic of China, without regard to conflict of law rules.

23.2 The Parties shall first attempt to resolve disputes through senior management discussions.

23.3 If a dispute is not resolved within **30 days** after written notice, it shall be submitted to the **China International Economic and Trade Arbitration Commission "CIETAC"** for arbitration in **Beijing** in accordance with the CIETAC Arbitration Rules then in effect.

23.4 The arbitral tribunal shall consist of **one arbitrator**, unless the amount in dispute or complexity reasonably requires three arbitrators. The language of arbitration shall be **English**, unless the Parties agree otherwise. The arbitral award shall be final and binding.

23.5 Nothing prevents a Party from seeking interim measures, injunctive relief, preservation of evidence, property preservation, or other urgent relief from a competent court or arbitral institution.

24. Notices

Notices shall be in writing and delivered by courier, registered mail, hand delivery, or email to:

For Licensor:
Address: **[3rd Floor, Zone C, Zhejiang University Science and Technology Park, No. 698 Jingdong Avenue, High-tech Zone, Nanchang, Jiangxi Province]**
Email: **[Fu.ruanyun.net]**
Attention: **[Maggie Fu]**

For Licensee:
Address: **[RHOA8000]**
Email: **[wu.weixuan@ruanyun.net]**
Attention: **[James Wu]**

Notices of breach, termination, dispute, or legal claim shall also be sent by courier or registered mail.

25. Language

25.1 This Agreement may be executed in English and Chinese.

25.2 For PRC filing, regulatory, court, arbitration, foreign exchange, tax, or enforcement purposes, the Parties may prepare a Chinese version.

25.3 In the event of inconsistency, the **Chinese version shall prevail for PRC regulatory, filing, court, and enforcement purposes**, and the **English version shall prevail for ordinary commercial interpretation between the Parties**, unless mandatory PRC law requires otherwise.

A cleaner alternative is: **Chinese prevails**. If Jiangxi Ruanyun is the licensor and PRC law governs, I would use Chinese prevailing after PRC counsel prepares the bilingual version.

26. General Provisions

26.1 Licensee may not assign this Agreement without Licensor's prior written consent. Licensor may assign this Agreement to any Affiliate, successor, purchaser, restructuring vehicle, IP holding entity, or entity connected with the Formind Group transition.

26.2 Licensor may use Affiliates, contractors, platform teams, hosting providers, support providers, or the Saudi RHQ to perform obligations, provided Licensor remains responsible for its obligations.

26.3 This Agreement and Schedules constitute the entire agreement.

26.4 Amendments must be in writing and signed by both Parties.

26.5 If any provision is invalid or unenforceable, remaining provisions remain effective.

26.6 This Agreement may be executed in counterparts and by electronic signature, to the extent permitted by Applicable Law.

Signature Page

For and on behalf of

Jiangxi Ruanyun Technology Co., Ltd.

江西软云科技股份有限公司

Name: Maggie Fu

Title: ______________________

Signature: ______________________

Date: 1 April 2026

Company Seal / Chop:

For and on behalf of

Link Door Smart Company

Name: James Wu

Title: General Manager

Signature: ______________________

Date: 1 April 2026

Company Stamp:

Schedule 1

Initial Commercial Terms

1. Territory

Kingdom of Saudi Arabia.

Expansion to other MENA countries requires Licensor's prior written approval.

2. License Type

Non-exclusive, non-transferable, revocable channel commercialization license.

3. Authorized Customer Segments

Schools, universities, education institutions, training centers, government-related education entities, commercial organizations seeking Chinese language training, and other customers approved by Licensor.

5. Licensor Fee

For the initial Customer Arrangement, Licensee shall pay Licensor:

A fixed license fee of **RMB 10,000**.

6. Payment Timing

The Licensee shall pay the Licensor within 14 days of execution of this agreement.

7. Reporting

Licensee shall provide Licensor with monthly commercial reports and prompt notice of any new Customer Agreement, renewal, expansion, dispute, default, termination, or material customer issue.

8. Saudi RHQ Services

Licensee may separately receive regional management, implementation support, technical support coordination, project management, training support, market development, and related services from Soft Cloud Smart Technology Company pursuant to a separate services agreement.

Fees payable to the Saudi RHQ are separate from fees payable to Licensor unless otherwise agreed in writing.